For Period ended 9/30/2001                                            All Series
File Number 811-3333


Sub-Item 77Q1(a):  Exhibits
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On September 17, 2001, the Board of Directors amended the Bylaws of the USAA Tax
Exempt Fund, Inc. effective immediately.  The amendment is as follows:

Share Certificates. No certificates certifying the ownership of shares need be issued except as the Board of Directors may otherwise determine from time to time.